Exhibit 99.1

NEWS RELEASE

Contacts:               Garry P. Herdler — Executive Vice President & Chief Financial Officer

                                Orleans Homebuilders, Inc. (215) 245-7500

                                (www.orleanshomes.com)

For Immediate Release:

Orleans Homebuilders

Reports Results for First Quarter 2008

Bensalem, Pennsylvania, November 6, 2007:

Orleans Homebuilders, Inc. (AMEX: OHB) is a residential homebuilder with operations in Southeastern Pennsylvania; Central and Southern New Jersey; Orange County, New York; Charlotte, Greensboro and Raleigh, North Carolina; Richmond and Tidewater, Virginia; Chicago, Illinois; Orlando and Palm Coast, Florida; and Phoenix, Arizona.  The Company’s Charlotte, North Carolina operations also include adjacent counties in South Carolina.

Financial Highlights for the Three Months Ended September 30, 2007:

•                  Fiscal year 2008 first quarter residential property revenue decreased 26% to $119.4 million (263 homes) compared with $161.8 million (363 homes) for the prior year period.  The average selling price for homes delivered in the fiscal 2008 first quarter was $454,000 compared to $446,000 in the prior year.

•                  Fiscal year 2008 first quarter new orders increased 13% to $132.6 million (303 homes) compared with $117.8 million (249 homes) for the prior year period.

•                  The backlog at September 30, 2007 increased 14% to $331.1 million (649 homes) compared with $290.7 million (601 homes) at September 30, 2006.   At September 30, 2007, 87% of this backlog was in our northern and southern regions, compared with 81% in those regions at September 30, 2006.  The average selling price for homes in backlog at September 30, 2007 was $510,000 compared to $484,000 as of September 30, 2006.

•                  The Company experienced a cancellation rate of approximately 21% for the three months ended September 30, 2007, which is down from 36% for the three months ended September 30, 2006.

•                  The Company owns or controls approximately 10,200 building lots at September 30, 2007, which includes approximately 2,500 building lots controlled though contracts and options.  At September 30, 2006, the Company owned or controlled approximately 16,300 building lots, of which approximately 7,400 were controlled through contracts and options.  This represents a 38% decrease in total lots, and a 66% decrease in lots controlled through contracts and options.

•                  Fiscal year 2008 first quarter net loss was $2.1 million ($0.11 per diluted share), including charges related to inventory impairments and write-offs of abandoned projects and other pre-acquisition costs of $0.7 million, net of tax, compared to net income of $3.9 million ($0.21 per diluted share) for the prior year period, including charges related to inventory impairments, write-offs of abandoned projects and other pre-acquisition costs and severance of $3.1 million, net of tax.  Excluding charges for inventory impairments, write-offs of abandoned projects and other pre-acquisition costs and severance, fiscal year 2008 first quarter adjusted net loss was $1.4 million ($0.08 per diluted share) compared to fiscal year 2007 first quarter adjusted net income of $7.0 million ($0.37 per diluted share) (1).

•                  Excluding charges for inventory impairments, write-offs of abandoned projects and other pre-acquisition costs, stock option expense and severance expense, fiscal year 2008 first quarter adjusted EBITDA(2) decreased to $3.7 million compared with $15.7 million for the prior year period.

•                  Subsequent to September 30, 2007, the Company received approval from one additional Lender for the previously announced fourth amendment to its $585 million amended and restated Revolving Credit Facility.  The result of this additional approval is that the maturity of an additional $16.2 million of principal was extended so that a total of approximately $464 million of the facility will mature on December 20, 2009.

Outlook

The unfavorable market conditions in the housing industry have negatively impacted the Company’s closings, new order activity, absorption and pricing.   Excess new and resale home inventory remains in numerous markets.  Demand has slowed due to decreased consumer confidence in housing; increased uncertainty in the overall mortgage market; tightened underwriting standards in the mortgage industry; and increased foreclosures.  The Company also has recently observed increased nationwide discounting, particularly by some of the largest companies in our industry.  While the recent actions by the Federal Reserve Bank to decrease the target Federal Funds Rate were positive for the macro market, we believe that these challenges will remain in the homebuilding industry at least in the near term.  The Company believes that these unfavorable market conditions may continue to have a negative impact on new orders and new order pricing, thereby further reducing revenues, gross margins and net income.  The Company is responding to these unfavorable market conditions by attempting to maintain absorption levels through the use of sales incentives and emphasizing cost reductions to adjust for lower levels of production.  Further decreases in demand for our homes may require the Company to further increase the use of sales incentives.  The Company also continues to evaluate its owned and controlled lot positions.

Orleans Homebuilders will hold its quarterly conference call to discuss fiscal year results to date on Wednesday, November 7, 2007, at 10:00 a.m. Eastern Time.  This call is being web cast by CCBN and can be accessed at Orleans Homebuilders’ web site at www.orleanshomes.com by clicking on the heading “Investor Relations”.  The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.earnings.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

A replay of the conference call will be available later that day on the Company’s website at www.orleanshomes.com.  A copy of this press release, including the Company’s results of operations for the three months ended September 30, 2007 to be discussed during the conference call, is available at the Company’s website, www.orleanshomes.com, under the heading “Investor Relations”.

About Orleans Homebuilders, Inc.

Orleans Homebuilders, Inc. develops, builds and markets high-quality single-family homes, townhouses and condominiums. The Company serves a broad customer base including luxury, move-up, empty nester, active adult, and first-time homebuyers. The Company currently operates in the following fourteen distinct markets: Southeastern Pennsylvania; Central and Southern New Jersey; Orange County, New York; Charlotte, Greensboro and Raleigh, North

Carolina; Richmond and Tidewater, Virginia; Chicago, Illinois; Orlando and Palm Coast, Florida; and Phoenix, Arizona.  The Company’s Charlotte, North Carolina operations also include adjacent counties in South Carolina.  To learn more about Orleans Homebuilders, please visit www.orleanshomes.com.

Use of Non-GAAP Financial Information

 (1)  Pursuant to the requirements of Regulation G, we have provided a reconciliation of adjusted net income and adjusted earnings per share, which are non-GAAP financial measures, to net income and earnings per share, the most directly comparable GAAP financial measures.  Adjusted net income and adjusted earnings per share represents net income and earnings per share excluding the effects of charges for inventory impairments, the write-off of abandoned projects and other pre-acquisition costs, impairment of goodwill and severance charges.  For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excluded amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet, or statement of cash flows of the issuer; or includes amounts, that are excluded from the most directly comparable measure so calculated and presented.  In this regard, GAAP refers to generally accepted accounting principles in the United States of America.  The Company believes these adjusted financial results are useful to both management and investors in the analysis of the Company’s financial performance when comparing it to prior periods and that they provide investors with an important perspective on the current underlying operating performance of the business by isolating the impact of non-recurring and non-cash charges related to inventory impairments, the write-off of abandoned projects and other pre-acquisition costs and impairment of goodwill.

Reconciliation of net loss and earnings per share to net (loss) income and earnings per share excluding charges for inventory impairments, write-off of abandoned projects and other pre-acquisitions costs, severance charges and impairment of goodwill:

	Three	Three
	Months	Months
	Ended	Ended
	9/30/2007	9/30/2006
	(in thousands, except per share amounts)
Reported net (loss) income and earnings per share:
Reported net (loss) income	$(2,055)	$3,899
Reported net (loss) income per common share	$(0.11)	$0.21

Adjusted net loss and earnings per share:
Reported net (loss) income	$(2,055)	$3,899
After tax charges for inventory impairments, write-off of abandoned projects and other pre-acquisition costs, severance charges and impairment of goodwill	$667	$3,083
Adjusted net (loss) income, excluding charges for inventory impairments, write-off of abandoned projects and other pre-acquisition costs, severance charges and impairment of goodwill	$(1,388)	$6,982

Adjusted diluted net (loss) income per common share, excluding charges for inventory impairments, write-off of abandoned projects and other pre-acquisition costs, severance charges and impairment of goodwill	$(0.08)	$0.37

Basic shares outstanding	18,502	18,363
Common stock equivalents	—	310
Diluted shares outstanding	18,502	18,673

Common stock equivalents are anti-dilutive for the three months ended 9/30/2007.

(2)Reconciliation of Adjusted EBITDA to net income (loss)

	Three	Three
	Months	Months
	Ended	Ended
	9/30/2007	9/30/2006
	(in thousands)
Adjusted EBITDA	$3,685	$15,730
Inventory impairment	712	3,200
Write-off of abandoned projects and other pre-acquisition costs	400	1,521
Severance charges	—	341
Stock option expense	559	456
EBITDA	2,014	10,212
Income tax (benefit) expense	(31)	2,458
Interest	3,809	3,507
Depreciation and amortization	291	348
Net (loss) income	$(2,055)	$3,899

Pursuant to the requirements of Regulation G, we have provided a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable GAAP financial measure.  Adjusted EBITDA represents net earnings before inventory impairments, write-off of abandoned projects and other pre-acquisition costs, impairment of goodwill,  stock option expense, severance charges, interest expense, previously capitalized interest amortized to residential properties cost of sales, income taxes, depreciation, amortization, and extraordinary items.  For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excluded amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet, or statement of cash flows of the issuer; or includes amounts, that are excluded from the most directly comparable measure so calculated and presented.  In this regard, GAAP refers to generally accepted accounting principles in the United States of America.  The Company believes Adjusted EBITDA provides a meaningful measure of operating performance.

Forward-Looking Statements

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated earnings per share, revenues, sales, operating results, financial resources, pace of sales, industry outlook, and the Company’s response to market conditions.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  For example, there can be no assurance that the Company will be able to adjust successfully to current market conditions.  These risks and uncertainties include local, regional and national economic conditions, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, the availability and cost of labor and materials, our dependence on certain key employees and weather conditions.   Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 filed with the SEC.

Orleans Homebuilders, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 30,
	2007	2006
Earned revenues
Residential properties	$119,357	$161,772
Land sales and other income	3,519	3,330
	122,876	165,102
Costs and expenses
Residential properties	102,953	131,313
Land sales and other expense	3,256	2,373
Selling, general and administrative	18,753	25,059
Interest, net	—	—
	124,962	158,745

(Loss) Income from operations before income taxes	(2,086)	6,357
Income tax (benefit) expense	(31)	2,458

Net (loss) income available for common shareholders	$(2,055)	$3,899

Earnings per share:
Basic	$(0.11)	$0.21

Diluted	$(0.11)	$0.21

Weighted average number of shares:
Basic	18,502	18,363

Diluted	18,502	18,673

Orleans Homebuilders, Inc

Summary of Deliveries, New Orders and Backlog by Region

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2007	2006
DELIVERIES
Northern Region
Homes	105	96
Dollars	$51,026	$48,591
Average Sales Price	$486	$506

Southern region
Homes	100	155
Dollars	$48,373	$73,694
Average Sales Price	$484	$475

Midwestern region
Homes	28	48
Dollars	$12,836	$21,311
Average Sales Price	$458	$444

Florida region
Homes	30	64
Dollars	$7,122	$18,167
Average Sales Price	$237	$284

Total
Homes	263	363
Dollars	$119,357	$161,763
Average Sales Price	$454	$446

NEW ORDERS
Northern Region
Homes	113	115
Dollars	$53,582	$55,492
Average Sales Price	$474	$483

Southern region
Homes	121	94
Dollars	$58,582	$47,671
Average Sales Price	$484	$507

Midwestern region
Homes	40	38
Dollars	$13,436	$16,478
Average Sales Price	$336	$434

Florida region
Homes	29	2
Dollars	$6,976	$(1,888)
Average Sales Price	$241	$(944)

Total
Homes	303	249
Dollars	$132,576	$117,753
Average Sales Price	$438	$473

	At September 30,
	2007	2006
BACKLOG
Northern Region
Homes	263	213
Dollars	$147,191	$107,424
Average Sales Price	$560	$504

Southern region
Homes	264	241
Dollars	$140,737	$127,621
Average Sales Price	$533	$530

Midwestern region
Homes	67	71
Dollars	$28,532	$32,506
Average Sales Price	$426	$458

Florida region
Homes	55	76
Dollars	$14,672	$23,116
Average Sales Price	$267	$304

Total
Homes	649	601
Dollars	$331,132	$290,667
Average Sales Price	$510	$484

Orleans Homebuilders, Inc

Selected Balance Sheet Data

(in thousands)

(Unaudited)

	September 30,	June 30,
	2007	2007

Cash and cash equivalents	$28,734	$19,991
Restricted cash - due from title company	14,417	25,483
Residential properties	241,331	228,146
Land and improvements	510,437	511,872
Inventory not owned	45,072	47,214
Deferred tax asset	20,392	23,480
Land deposits and costs of future developments	12,104	13,102
Total assets	915,301	910,944
Obligations related to inventory not owned	36,757	38,914
Mortgage obligations secured by real estate	494,126	469,123
Subordinated notes	105,000	105,000
Other notes payable	768	787
Shareholders’ equity	221,926	224,534
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